Exhibit 3.97

ARTICLES OF INCORPORATION

OF

LEAD-WAY CENTERS, INC.

We, the undersigned, for the purpose of forming a corporation under the Minnesota Business Corporation Act, do hereby associate ourselves as a body corporate and do hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be LEAD-WAY CENTERS, INC.

ARTICLE II

This corporation has been formed for general business purposes.

ARTICLE III

The corporation shall have all of the powers granted or available under the laws of the State of Minnesota and laws amendatory thereof and supplementary thereto, including but not limited to the following:

1.                                       The power to acquire, own, pledge, dispose of and deal in shares of capital stock, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations (including this corporation), associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government or by any state, territory, province, municipality or other political subdivision or by any governmental agency, domestic or foreign, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

2.                                       The power to aid in any manner any corporation, association, firm or individual, any of whose securities, evidences of indebtedness, obligations or stock are held by the corporation directly or indirectly, or in which, or in the welfare of which, the corporation shall have any interest, and to guarantee securities, evidences of indebtedness and obligations of other persons, firms, associations and corporations.

3. The power to carry out all or any part of the purposes of this corporation as principal or agent, or in conjunction, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do.

ARTICLE IV

The duration of this corporation shall be perpetual.

ARTICLE V

The location and post office address of this corporation’s registered office in this state shall be 300 Roanoke Building, Minneapolis, Minnesota 55402.

ARTICLE VI

The minimum amount of stated capital with which this corporation will begin business shall be not less than One Thousand Dollars ($1,000.00).

ARTICLE VII

The total authorized capital stock of this corporation shall consist of 2,500 shares of common stock having a par value of $10.00 per share. All shares of stock of this corporation may be issued as full or fractional shares. Each outstanding fractional share shall have the rights which are provided in these Articles of Incorporation, the By-Laws of this corporation and the laws of the State of Minnesota to which a full share of such stock is entitled, but in the proportion which such fractional share bears to a full share of such stock.

All shares of common stock shall be equal in every respect.  At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote for each share (and a fractional vote for and equal to each fractional share) of stock standing in his name and entitled to vote at such meetings. Shareholders shall have no rights of cumulative voting. Shareholders shall not be entitled as a matter of right, preemptive or otherwise, to subscribe or apply for or purchase or receive any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation.

ARTICLE VIII

The names and post office addresses of the incorporators of this corporation are as follows:

James A. Vose

300 Roanoke Building Minneapolis, Minnesota 55402

Pamela N. Merkle

300 Roanoke Building Minneapolis, Minnesota 55402

Andrew C. Selden

300 Roanoke Building Minneapolis, Minnesota 55402

ARTICLE IX

The management of this corporation shall be vested in a Board of Directors. The Board of Directors of this corporation shall consist of three (3) directors or such other number of directors as may be permitted by law and as shall be provided in the ByLaws of this corporation or as determined by the shareholders at each annual meeting or any special meeting of the shareholders called for that purpose. The names and post office addresses of the first Board of Directors of this corporation are as follows:

James A. Vose

300 Roanoke Building Minneapolis, Minnesota 55402

Pamela N. Merkle

300 Roanoke Building Minneapolis, Minneosta 55402

Andrew C. Selden

300 Roanoke Building Minneapolis, Minnesota 55402

Each such director shall serve until the first annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office.

ARTICLE X

The authority to make and alter the By-Laws of this corporation is hereby vested in the Board of Directors of this corporation to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to repeal or alter such By-Laws.

Authority is hereby conferred upon and vested in the Board of Directors of this corporation to accept or reject subscriptions for shares of its capital stock, whether such subscriptions be made before or after its incorporation. The Board of Directors shall have the authority to issue shares of stock and securities of the corporation to the full amount authorized by these Articles of Incorporation, and shall have the authority to grant and issue rights to convert securities of the corporation into shares of stock of the corporation, options to purchase shares or securities convertible into shares, warrants, and other such rights or options, and to fix the terms, provisions and conditions of such rights, options and warrants, including the option price or prices at which shares may be purchased or subscribed for and the conversion basis or bases of such rights, options and warrants.

ARTICLE XI

The shareholders of this corporation may, by a majority vote of all shares issued, outstanding and entitled to vote:

1.                                       Authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets, including its good will, upon such terms and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems expedient and in the best interests of the corporation;

2.                                       Amend the Articles of Incorporation of this corporation for any reason or lawful purpose, and in the event that any such amendment adversely affects the rights of holders of shares of different classes, the affirmative vote of a majority of each such class shall be sufficient to adopt the amendment; and

3.                                       Adopt and approve an agreement of merger or consolidation presented to them by the Board of Directors.

IN TESTIMONY WHEREOF, we have hereunto set our hand this 5th day of June, 1979.

/s/ James A. Vose

James A Vose

/s/ Pamela N. Merkle
Pamela N. Merkle

/s/ Andrew C. Selden
Andrew C. Selden

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On this 5th day of June, 1979, before me a Notary Public within and for said County, personally appeared James A. Vose, Pamela N. Merkle and Andrew C. Selden to me known to be the persons named in and who executed the foregoing Articles of Incorporation, and who acknowledged that they executed the same as their free act and deed.

/s/ Sara A. Johnson

Notary Public, Hennepin County, Minn.

My Commission Expires: May 2, 1986

CERTIFICATE OF CHANGE OF REGISTERED OFFICE

by

LEAD-WAY CENTERS, INC.
(name of corporation)

Pursuant to Minnesota Statutes Section 301.33 or 317.19, the undersigned, Thomas Miller / (name), hereby certifies that the Board of Directors of Lead-Way Centers, Inc. / (name of corporation), a Minnesota corporation, has resolved to change the corporation’s registered office from:

300 Roanoke Building,	Minneapolis,	Hennepin
(no. & street)	(city)	(county)	(zip)

6921 York Avenue South,	Edina,	Hennepin	55435
(no. & street)	(city)	(county)	(zip)

The effective date of the change will be the 18 day of December, 1979 or the day of filing of this certificate with the Secretary of State, whichever is later.

DATED 12-18-79	SIGNED	/s/ Thomas Miller
Vice President
(title or office)

For Use By Secretary of State -	For Use By Secretary of State - File Date
Receipt Number

STATE OF MINNESOTA
DEPARTMENT OF STATE
289859	I hereby certify that the within instrument was filed for record in this office on the 27 day of Dec A. D. 1979, at 4.30 o’clock P.M, and was duly recorded in Book Y-51 of Incorporations, on page 449
	/s/ Joan Anderson Growe	Secretary of State

PLEASE READ DIRECTIONS ON REVERSE SIDE BEFORE COMPLETING

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
LEAD-WAY CENTERS, INC.

We, the undersigned, Thomas E. Miller, as President and Craig R. Miller, as Secretary of Lead-Way Centers, Inc., a corporation organized and existing under the laws of the State of Minnesota, do hereby certify that by written resolution of the shareholders dated May 10, 1983, it was unanimously resolved by such shareholders that the Articles of Incorporation of the corporation be amended in accordance with the following resolution:

RESOLVED, That the name of the corporation as stated in the Articles of Incorporation of this corporation be, and the same hereby is, changed, and the name of this corporation shall be LEADWAY CENTERS, INC.

FURTHER RESOLVED, That the President and Secretary of this corporation be, and they hereby are, authorized and directed to make, execute and acknowledge Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed and recorded in the manner required by law.

IN WITNESS WHEREOF, We have hereunto subscribed our names as officers of the corporation pursuant to the foregoing resolution this 10 day of May, 1983.

/s/ Thomas E. Miller
Thomas E. Miller

/s/ Craig R. Miller

Craig R. Miller

STATE OF MINNESOTA	)
	) ss.	ACKNOWLEDGEMENT
COUNTY OF HENNEPIN	)

On this 10 day of May, 1983, before me, a Notary Public within and for said county, personally appeared Thomas E. Miller and Craig R. Miller, to me known to be the persons who executed the foregoing Articles of Amendment of Articles of Incorporation, who, being by me each duly sworn, did say, the said Thomas E. Miller, that he is the President, and the said Craig R. Miller, that he is the Secretary of Lead-Way Centers, Inc., the corporation named in the foregoing Articles of Amendment; and declared that they executed said Articles of Amendment as the President and Secretary of said corporation by authority of the shareholders of the corporation, and acknowledged that they executed the foregoing Articles of Amendment as their free act and deed as the free act and deed of said corporation.

/s/ Linda J. Helleksen
Notary Public—Minnesota Hennepin County My Commission Expires: Aug. 31, 1988

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

LEADWAY CENTERS, INC.

We, the undersigned, Thomas, E Miller, as President and Craig R. Miller, as Secretary of Leadway Centers, Inc., a corporation organized and existing under the laws of the State of Minnesota, do hereby certify that by written resolution of the shareholders dated 3-27-84, it was unanimously resolved by such shareholders that the Articles of Incorporation of the corporation be amended in accordance with the following resolutions:

RESOLVED, That the name of the corporation as stated in the Articles of Incorporation of this corporation, as amended, be, and the same hereby is, changed, and the name of this corporation shall be REM-LEADWAY, INC.

FURTHER RESOLVED, That the President and Secretary of this corporation be, and they hereby are, authorized and directed to make, execute and acknowledge Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed and recorded in the manner required by law.

IN WITNESS WHEREOF, We have hereunto subscribed our names as officers of the corporation pursuant to the foregoing resolution this 27 day of March, 1984.

/s/ Thomas E. Miller
Thomas E. Miller, President

/s/ Craig R. Miller

Craig R. Miller, Secretary

STATE OF MINNESOTA	)
	) ss.	ACKNOWLEDGMENT
COUNTY OF HENNEPIN	)

On this 27 day of March, 1984, before me, a Notary Public within and for said County, personally appeared Thomas E. Miller and Craig R. Miller, to me known to be the persons who executed the foregoing Articles of Amendment of Articles of Incorporation, who, being by me each duly sworn, did say, the said Thomas E. Miller, that he is the President, and the said Craig R. Miller, that he is the Secretary of Leadway Centers, Inc., the corporation named in the foregoing Articles of Amendment; and declared that they executed said Articles of Amendment as the President and Secretary of said corporation by authority of the shareholders of the corporation, and acknowledged that they executed the foregoing Articles of Amendment as their free act and deed as the free act and deed of said corporation.

/s/ Linda J. Helleksen
Notary Public—Minnesota Hennepin County My Commission Expires: Aug. 31, 1988

ARTICLES OF AMENDMENT
OF THE ARTICLES OF INCORPORATION OF
REM-LEADWAY, INC.

The undersigned, Thomas E. Miller, President and Craig R. Miller, Secretary of REM-Leadway, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on August 13, 1987.

RESOLVED, That the Articles of Incorporation of this corporation be amended by the addition thereto of the following Article XII:

ARTICLE XII

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) liability for any transaction from which the director derived an improper personal benefit, or (v) liability for any act or omission occurring prior to the date when this Article becomes effective. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

/s/ Thomas E. Miller
Thomas E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to
before me this 13 day
of August, 1987.

/s/ Lisa Ellis

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

REM-LEADWAY, INC.

I, the undersigned, as Vice President of REM-LEADWAY, INC., a Minnesota corporation, do hereby certify that the shareholders of the corporation have unanimously resolved to amend the Articles of Incorporation in accordance with the following resolution(s):

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended as follows:

ARTICLE I

The name of this corporation shall be REM-Leadway, Inc.

FURTHER RESOLVED, That Douglas V. Miller, the Vice President of this corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution(s) and to cause such Articles of Amendment to be filed with the office of the Secreatry of State of the State of Minnesota.

I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to chapter 302A, Minnesota Statutes.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 23rd day December, 1999.

/s/ Douglas V. Miller

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

REM-LEAD WAY, INC.

I, the undersigned, as Secretary of REM-Leadway, Inc., a Minnesota. corporation (the “Corporation”), do hereby certify that on the 24 day of May, 2000, the shareholders and directors of the Corporation unanimously resolved to amend the Articles of Incorporation in accordance with the following resolutions:

RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM Leadway, Inc.

FURTHER RESOLVED, that this amendment to the Articles of Incorporation of the Corporation shall be effective as of the 1st day of August, 2000.

FURTHER RESOLVED, that Craig R. Miller, the Secretary of the Corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the Secretary of State of the State of Minnesota.

I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to Minnesota Statutes Chapter 302A.

IN WITNESS WHEREOF, I have hereunto subscribed my name effective the 24 day of May, 2000.

/s/ Craig R. Miller
Craig R. Miller, Secretary